UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane Dallas, Texas	75231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +1 214 445 9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	KOS	New York Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

Early Tender Results

On January 29, 2026, Kosmos Energy Ltd. (“Kosmos” or the “Company”) announced the early tender results of its previously announced cash tender offer (the “Tender Offer”) for up to $250,000,000 aggregate principal amount of Kosmos’s outstanding 7.750% Senior Notes due 2027 (the “Notes”).

The Tender Offer is being made upon the terms and subject to the conditions set forth in the offer to purchase dated January 12, 2026 (as amended and supplemented on January 26, 2026, the “Offer to Purchase”) which is available on the transaction website https://projects.sodali.com/kosmos, subject to eligibility confirmation and registration.

As of 5:00 p.m., New York City time, on January 28, 2026 (such date and time, the “Early Tender Time”), according to information provided to Sodali & Co., the tender and information agent for the Tender Offer, the aggregate principal amount of Notes listed in the table below has been validly tendered and not validly withdrawn in the Tender Offer. Withdrawal rights in respect of tenders for the Notes expired at 5:00 p.m., New York City time, on the Early Tender Time.

The following table sets forth the results of the Early Tender Settlement:

Title of Notes	CUSIP/ISIN	Total Consideration(1)	Principal Amount Tendered at Early Tender Time	Aggregate Principal Amount Accepted for Purchase
7.750% Senior Notes due 2027	Rule 144A: 500688AF3 / US500688AF35 Regulation S: U5007TAD7 / USU5007TAD73	$990.00	$ 182,457,000	$ 182,457,000

(1)	Per $1,000 principal amount of Notes validly tendered on or prior to the Early Tender Time and accepted for purchase. Excludes accrued interest, which will also be paid.

The Company has elected to exercise its right to make payment for Notes that were validly tendered at or prior to the Early Tender Time and expects to purchase all tendered Notes upon the satisfaction of the Escrow Release Conditions (as defined in the Offer to Purchase), which is expected to occur on or about February 3, 2026 (the “Early Settlement Date”).

***

This report does not constitute an offer to purchase or a solicitation to sell the notes subject to the Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2026

KOSMOS ENERGY LTD.

By:	/s/Neal D. Shah
Neal D. Shah
Senior Vice President and Chief Financial Officer